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                                                                 Exhibit 10 (ss)


                              CLEVELAND-CLIFFS INC

                            2000 RETENTION UNIT PLAN

         1. PURPOSE. The Cleveland-Cliffs Inc 2000 Retention Unit Plan ("Plan") is intended to assist Cleveland-Cliffs Inc ("Company") and its Subsidiaries in retaining key executives and other employees and increasing their interest in the Company's long-term success by providing an incentive and opportunity related to the Company's Common Share equity.

         2. DEFINITIONS. For purposes of the Plan the following terms shall be defined as set forth below:

                  "BOARD" means the Board of Directors of the Company.

                  "COMMITTEE" means the committee (or subcommittee) described in
         Section 9(a) of this Plan.

                  "COMMON SHARES" means (i) shares of the common stock of the Company (par value $1 per share) and (ii) any security into which Common Shares may be converted by reason of any transaction or event of the type referred to in Section 6 of this Plan.

                  "DATE OF GRANT" means the date specified by the Committee on which a grant of Retention Units shall become effective, which shall not be earlier than the date on which the Committee takes action with respect thereto.

                  "EFFECTIVE DATE" means May 8, 2000, the effective date of the Plan.

                  "PARTICIPANT" means a person who is selected by the Committee to receive benefits under this Plan and (i) is at that time an officer, including without limitation an officer who may also be a member of the Board, or other key employee of the Company or any Subsidiary, or (ii) has agreed to commence serving in any such capacity.

                  "RETENTION PERIOD" means the period of time during which Retention Units are subject to risk of forfeiture under Section 4 of this Plan.

                  "RETENTION UNIT" means a bookkeeping entry that records a unit payable only in cash equivalent to one Common Share granted pursuant to
         Section 4 of this Plan.

                  "RULE 16b-3" means Rule 16b-3 of the Securities and Exchange Commission promulgated under Section 16 of the Securities Exchange Act of 1934, as amended (or any successor rule to the same effect), as in effect from time to time.

                  "SUBSIDIARY" means a corporation, partnership, joint venture, unincorporated association or other entity in which the Company has a direct or indirect ownership or other equity interest.
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         3. UNITS AVAILABLE UNDER THE PLAN. The number of Retention Units that the Committee may grant under the Plan shall not be limited.

         4. RETENTION UNITS. The Committee may authorize awards of Retention Units to Participants upon such terms and conditions as the Committee may determine in accordance with the following provisions:

                  (a) Each Retention Unit shall become payable to the Participant by the Company in cash, subject to the fulfillment during the Retention Period of such conditions as the Committee may specify.

                  (b) Each grant shall specify the number of Retention Units to which it pertains, which may be subject to adjustment to reflect changes in compensation or other factors.

                  (c) Each award shall provide that the Retention Units covered thereby shall be subject to a Retention Period, which shall be fixed by the Committee on the Date of Grant, and any award may provide for the earlier termination of such period in the event of a change in control of the Company or other similar transaction or event.

                  (d) Each award shall be evidenced by an agreement, which shall be executed on behalf of the Company by any officer thereof and delivered to and accepted by the Participant and shall contain such terms and provisions as the Committee may determine consistent with this Plan.

                  (e) Any grant may specify that the amount payable thereunder may not exceed a maximum specified by the Committee at the Date of Grant.

         5. TRANSFERABILITY. Except as otherwise determined by the Committee, no Retention Unit granted under this Plan shall be transferable by a Participant other than by will or the laws of descent and distribution.

         6. ADJUSTMENTS. The Committee may make or provide for such adjustments in the (a) number of Retention Units granted hereunder as the Committee in its sole discretion may in good faith determine to be equitably required in order to prevent dilution or enlargement of the rights of Participants that otherwise would result from (x) any stock dividend, stock split, combination of units, recapitalization or other change in the capital structure of the Company, (y) any merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation of the Company or other distribution of assets, issuance of rights or warrants to purchase securities of the Company, or (z) any other corporate transaction or event having an effect similar to any of the foregoing. In the event of any such transaction or event, the Committee may provide in substitution for any or all outstanding Retention Units under this Plan such alternative consideration as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all awards so replaced.


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         7. WITHHOLDING TAXES. To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Company for such withholding are insufficient, it shall be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld. At the discretion of the Committee, such arrangements may include relinquishment of a portion of such benefit.


         8. CERTAIN TERMINATIONS OF EMPLOYMENT, HARDSHIP AND APPROVED LEAVES OF ABSENCE. Notwithstanding any other provision of this Plan to the contrary, in the event of termination of employment by reason of death, disability, normal retirement, early retirement with the consent of the Company, leave of absence to enter public service with the consent of the Company or other leave of absence approved by the Company, or in the event of hardship or other special circumstances, of a Participant who holds any Retention Units as to which the Retention Period is not complete, the Committee may in its sole discretion take any action that it deems to be equitable under the circumstances or in the best interests of the Company, including without limitation waiving or modifying any limitation or requirement with respect to any award under this Plan.

         9. ADMINISTRATION OF THE PLAN.

                  (a) This Plan shall be administered by a committee of the Board (or a subcommittee thereof) composed of not less than three members of the Board, each of whom shall be a "Non-Employee Director" within the meaning of Rule 16b-3. A majority of the Committee shall constitute a quorum, and the acts of the members of the Committee who are present at any meeting thereof at which a quorum is present, or acts unanimously approved by the members of the Committee in writing, shall be the acts of the Committee.

                  (b) The interpretation and construction by the Committee of any provision of this Plan or of any agreement, notification or document evidencing the grant or award of Retention Units and any determination by the Committee pursuant to any provision of this Plan or any such agreement, notification or document, shall be final and conclusive. No member of the Committee shall be liable for any such action taken or determination made in good faith.

         10. AMENDMENTS AND OTHER MATTERS.

                  (a) This Plan may be amended from time to time by the Committee.



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                  (b) The Committee may require Participants, or may permit
         Participants to elect to defer the issuance of Retention Units or the settlement of awards in cash under the Plan pursuant to such rules, procedures or programs as it may establish for purposes of the Plan. The Committee may also provide that deferred settlements include the payment or crediting of interest on the deferred amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in Retention Units.

                  (c) This Plan shall not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary and shall not interfere in any way with any right that the Company or any Subsidiary would otherwise have to terminate any Participant's employment or other service at any time.

                  (d) The Committee may condition the grant of any Retention Unit authorized under this Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or compensation otherwise payable by the Company or a Subsidiary to the Participant.






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